UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2020

LEAF GROUP LTD.

(Exact name of Registrant as specified in its charter)

Delaware	001- 35048	20-4731239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1655 26th Street Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 656-6253

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	LEAF	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As all of the members of the nominating and corporate governance committee of Leaf Group Ltd. (the “Company”) are up for election at the Company’s 2020 annual meeting of stockholders, the Board of Directors (the “Board”) formed an ad hoc committee consisting of all other independent directors. The ad hoc committee decided to nominate Mr. Charles (Lanny) Baker and Ms. Jennifer Schulz for election as directors at the Company’s 2020 annual meeting of stockholders. The ad hoc committee did not nominate Mr. John Hawkins or Mr. Brian Regan.

On May 1, 2020, the Board received a letter from Mr. Hawkins pursuant to which he resigned as a director of the Board, effective immediately. Mr. Hawkins was a member of the Company’s nominating and corporate governance committee at the time of his resignation. A copy of Mr. Hawkins’ letter of resignation is attached hereto as Exhibit 17.1.

The Company has provided Mr. Hawkins with a copy of the disclosure in this Current Report on Form 8-K and the opportunity to furnish the Company with a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to this Item 5.02 and, if not, stating the respects in which he does not agree. Upon the receipt of any such letter from Mr. Hawkins, the Company will file any such letter as an exhibit to an amendment to this Current Report on Form 8-K no later than two business days after it is received.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

17.1	Director Resignation Letter dated May 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020	LEAF GROUP LTD.

	By:	/s/ Jantoon Reigersman
Jantoon Reigersman
Chief Financial Officer